Exhibit 10.4

FOURTH LOAN MODIFICATION AND EXTENSION AGREEMENT

THIS FOURTH LOAN MODIFICATION AND EXTENSION AGREEMENT (this “Agreement”) is made and entered into effective as of March 15, 2011, by and among CHASE PARK PLAZA HOTEL, LLC, a Delaware limited liability company, having its principal place of business at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 (“Borrower”), BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (“Administrative Agent”) on behalf of itself and certain other Lenders (herein so called) made a party to the Loan Agreement described below, having an address of 901 Main Street, 20th Floor, Dallas, Texas 75201 Attention: Real Estate Loan Administration, and BEHRINGER HARVARD OPPORTUNITY REIT I, INC., a Maryland corporation (“Payment Guarantor”), and KINGSDELL L.P., a Delaware limited partnership (“Kingsdell Guarantor”), together with Payment Guarantor, referred to herein as “Guarantor”).

PRELIMINARY STATEMENTS

A.                                   Reference is hereby made to that certain Construction Loan Agreement dated as of November 15, 2007, executed by and among Borrower, Lenders, and Administrative Agent (as amended, supplemented or modified from time to time, the “Loan Agreement”), which Loan Agreement pertains to a $86,200,000.00 construction loan (the “Loan”) from the Lenders to Borrower to finance, in part, the redevelopment of a hotel currently known as the “Chase Park Plaza Hotel” (the “Improvements”) located on certain real property in St. Louis City, Missouri (the “Land”), as more particularly described on Exhibit A attached hereto.

B.                                     The Loan is evidenced by one or more Promissory Notes issued by Borrower in accordance with the Loan Agreement and made payable to the Lenders, in the aggregate principal amount of the Loan (such notes, as they may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefor in accordance with the Loan Agreement, or in modification, renewal, or extension thereof, in whole or in part, are herein collectively called the “Note”).

C.                                     In connection with the making of the Loan, Payment Guarantor executed and delivered to Administrative Agent, on behalf of the Lenders, a Guaranty Agreement dated as of November 15, 2007 (the “Behringer Guaranty”), and Kingsdell Guarantor executed and delivered to Administrative Agent, on behalf of the Lenders, a Completion Guaranty Agreement dated as of November 15, 2007 (the “Kingsdell Guaranty”, together with the Behringer Guaranty, referred to herein as the “Guaranty”).

D.                                    The Loan is secured, in part, by a Deed of Trust, Security Agreement, Fixture Filing and Financing Statement dated as of November 15, 2007 (as now or hereafter amended, modified, supplemented or restated, the “Deed of Trust”), executed by Borrower for the benefit of Administrative Agent, on behalf of Lenders, recorded in Book 11162007, Page 0328, with the Recorder of Deeds for City of St. Louis.

E.                                      The Loan Documents were previously amended by the Modification to the Loan Agreement dated December 12, 2007, the Second Loan Modification and Extension Agreement

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dated as of November 15, 2010, and the Third Loan Modification and Extension Agreement dated as of February 15, 2011 executed by Borrower, Administrative Agent and Guarantor.

F.                                      Guarantor, Borrower, Administrative Agent and the Lenders have agreed to modify the Loan Documents (as defined in the Loan Agreement) in certain respects.

AGREEMENTS

NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties to this Agreement hereby agree as follows:

1.                                       DEFINITIONS.

(a)                                  The Loan Agreement, the Note, the Deed of Trust, and all other documents or instruments executed in connection therewith are hereinafter referred to, collectively, as the “Loan Documents”. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Loan Agreement shall have the same meanings whenever used in this Agreement.

(b)                                 The definition of “Defaulting Lender” in Exhibit B of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Defaulting Lender” means (a) a Lender that fails to pay its Pro Rata Share of a Payment Amount within five (5) Business Days after notice from Administrative Agent, until such Lender cures such failure as permitted in this Agreement, and (b) a Lender that assigns any of its interest in the Loan in a manner that contradicts the terms for assignment set forth in the Loan Documents.”

(c)                                  The definition of “Target Monthly Amortization” in Exhibit B of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Target Monthly Amortization” means for any period, the hypothetical monthly payment of principal and interest which would be required for each month during such period if the Deemed Principal Balance was amortized in level payments of principal and interest over a thirty (30) year period at an interest rate per annum equal to the greater of (i) 7.5% per annum, and (ii) 2.75% plus the Treasury Rate.”

2.                                       EXTENSION OF MATURITY DATE. Hereinafter, the term “Maturity Date” and all other references to the maturity date of the Loan in the Note and the other Loan Documents shall mean November 15, 2011. The unpaid principal balance of the Loan, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date, as extended hereby. Borrower hereby renews, but does not extinguish, the Note and the liens, security interests and assignments created and evidenced by the Deed of Trust and the other

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Loan Documents, and all of the Loan Documents are hereby renewed and modified by extending the maturity date thereof as set forth above.

3.                                       EXTENSION OPTIONS.   Section 1.12(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Borrower shall have one option to extend the Maturity Date of the Loan for a period of six (6) months (the “Extension Period”), at which time the term “Maturity Date” shall mean the Maturity Date, as extended pursuant to this Section 1.12. The exercise of each extension option shall be effective only if all of the following conditions have been satisfied as to each extension on or before the applicable Maturity Date:

(i)                                     The request for extension must be made to Administrative Agent in writing not more than one hundred twenty (120) days, and not less than sixty (60) days (unless such time period is shortened by Administrative Agent in its reasonable discretion), prior to the applicable Maturity Date.

(ii)                                  There shall then exist no Default or Potential Default on the applicable Maturity Date.

(iii)                               For the Extension Period to be granted, either the most current appraisal of the Property in the Administrative Agent’s possession (that complies with Section 2.13 of the Loan Agreement and has been approved by Administrative Agent) or, if required by Administrative Agent, an update of such appraisal prepared within the ninety (90) days preceding the existing Maturity Date, in form and substance satisfactory to Administrative Agent and otherwise in accordance with the appraisal requirements described in Section 2.13 below, shows that the Deemed Principal Balance is not greater than 70% of the as-is value of the Property.

(iv)                              The NOI for the Property, verified by Administrative Agent’s NOI Confirmation Letter after receipt of Borrower’s NOI Certificate, based on twelve (12) calendar months is not less than 100% of the Target Monthly Amortization for the Loan for such twelve-month period. In the event the NOI for the Property is less than 100% of the Target Monthly Amortization for the Loan, Borrower has the option on or prior to the initial Maturity Date to pay down the outstanding principal balance of the Loan without any prepayment charge or penalty to an amount (as reasonably determined by Administrative Agent) which, if such amount had been outstanding on the date of calculation required above, the NOI for the Property would not have been less than 100% of the Target Monthly Amortization for the Loan.

(v)                                 Administrative Agent shall have determined, in its commercially reasonable judgment, that no material adverse change has occurred with respect to the Project, or the financial condition or creditworthiness of Borrower or Guarantor.

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(vi)                              On or before the Maturity Date, Borrower shall make a principal payment on the Loan, in addition to all other payments required to be made on the Loan, in the amount of $500,000.00.

(vii)                           Borrower shall cause to be delivered to Administrative Agent at Borrower’s expense an endorsement to the Title Insurance reflecting that the coverage afforded by the Title Insurance has not been adversely affected as a result of the modification and extension of the Loan and the documents referred to in paragraph (vii) below.

(viii)                        Borrower and Guarantor shall have executed and delivered to Administrative Agent a modification and extension agreement, providing for, among other things (1) the extension of the Maturity Date, (2) the reaffirmation by Borrower and Guarantor of their respective obligations under the Loan Documents, and (3) the waiver and release by Borrower and Guarantor of any defenses, claims, counterclaims, and rights of offset, if any, which Borrower or Guarantor may then have in respect of the Lenders and the Indebtedness and Obligations, together with such other agreements, documents or amendments to the Loan Documents as are reasonably requested by Administrative Agent to properly document the extension, all in form and content satisfactory to each of the Lenders in their good faith business judgment. During the Extension Period, unless noted above, all terms and conditions of the Loan Documents (including but not limited to interest rates and payments) pertaining to the Loan shall continue to apply.

(ix)                                Borrower shall have paid to Administrative Agent, for the ratable benefit of Lenders, as a condition to such extension on or before the first day of the applicable Extension Period, an extension fee of 0.175% of the then Deemed Principal Balance of the Loan as of the first day of each Extension Period.

If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the extension shall not be or become effective. Upon the execution and delivery by Borrower, Guarantor and Administrative Agent of the modification and extension agreement referred to in subparagraph (vii) above, the extension shall be deemed to be effective. Whether or not the extension becomes effective, Borrower shall pay all out-of- pocket costs and expenses incurred by Administrative Agent in connection with the proposed extension (pre- and post-closing), including, without limitation, appraisal fees, environmental audit and legal fees; all such costs and expenses incurred up to the time of Administrative Agent’s written agreement to the extension shall be due and payable prior to Administrative Agent’s execution of that agreement (or if the proposed extension does not become effective, then upon demand by Administrative Agent).”

4.                                       PRINCIPAL PAYMENT.  Prior to the effectiveness of this Agreement, Borrower shall make a principal repayment on the Loan in the amount of $500,000.00 (the “Principal Payment”).

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5.                                       LOAN AMOUNT; NO FURTHER ADVANCES. The amount of the Loan, following receipt of the Principal Payment, is hereby decreased to $62,268,359.73 and the amount of the Loan referenced in each Loan Document shall hereafter be $62,268,359.73. No further advances of the Loan shall be made to Borrower. The Deemed Principal Balance, following receipt of the Principal Payment, is $62,268,359.73.

6.                                       INTEREST RATE.   Section 1.7(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a)                            BBA LIBOR Daily Floating Rate. The unpaid principal balance of the Notes from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum (the “Floating Rate”) equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) the greater of (A) the BBA LIBOR Daily Floating Rate plus four hundred (400) basis points per annum, and (B) six percent (6.00%). The “BBA LIBOR Daily Floating Rate” shall mean a fluctuating rate of interest per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Administrative Agent from time to time) as determined for each Business Day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Administrative Agent’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars. Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year. The calculation of interest on this basis will result in a higher interest rate than it would if it were calculated based upon a three hundred sixty-five (365) or three hundred sixty-six (366) day period.”

7.                                       APPLICATION OF NOI.   Borrower covenants and agrees that, prior to the occurrence of a Default, in each month during the term of the Loan, the NOI (provided, that, for the purposes of this paragraph, in calculating NOI the adjustment required in items (i) and (iii) of the definition of Adjusted Expenses shall not be made, but the calculation will account for the accrual of the management fee for only one calendar month and at a rate not to exceed two and one half percent (2.50%)) for the immediately preceding month shall be applied in the following order:

(a)                             To payment of interest on the Loan pursuant to Section 1.12(a) of the Loan Agreement;

(b)                            To fund an operating reserve (the “Operating Reserve”) until the Operating Reserve equals $500,000 (the “Required Operating Reserve Amount”); and, thereafter, remaining NOI shall be used to fund the Operating Reserve to the extent necessary to maintain the Required Operating Reserve Amount; and

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(c)          Until such time that the Target DSC is achieved, all remaining NOI (in the amount of NOI evidenced on the Excess Cash Flow Certificate most recently submitted to Administrative Agent) shall be delivered to Administrative Agent to be applied as a payment of principal on the Loan (the “Excess Cash Flow Payment”). As used herein, “Target DSC” means the achievement of NOI equal to 140% of the Target Monthly Amortization, with testing based on the prior twelve (12) month period.

Payments of interest and scheduled principal payments shall be made as required by this Agreement, and the application of remaining NOI as above required shall be made on the 25th day of each month. After the occurrence of a Default or a Potential Default, all NOI shall be applied against the Loan or in such other manner, as determined by the Lenders in their sole discretion.

8.             PRINCIPAL PAYMENTS.

(a)          In addition to Excess Cash Flow Payments, interest payments due pursuant to the terms of the Loan Documents, and any other payments required by the Loan Documents Borrower shall make principal payments in the amount of $375,000.00 on each of March 31, 2011, June 30, 2011, September 30, 2011, and December 30, 2011 (the December payment to be made to the extent that the Maturity Date is extended pursuant to Section 1.12(c) of the Loan Agreement) (each a “Quarterly Payment”). Once the Condominium Loan has been paid in full, any Release Payment (as defined in that certain Sixth Loan Modification and Extension Agreement executed as of March 15, 2011 among Condominium Borrower and the lenders party to the Condominium Loan) from the Condominium Loan shall be paid by Condominium Borrower to Administrative Agent and credited against the amount of the next Quarterly Payment.

(b)         From and after the date on which the Target DSC is achieved, Borrower shall, in lieu of Excess Cash Flow Payments but in addition to all interest payments on the Loan required by the Loan Documents, make monthly principal payments on the Loan on the first day of each month in an amount equal to the hypothetical monthly payment of principal if the Deemed Principal Balance was amortized in level monthly payments of principal and interest over a thirty (30) year period at an interest rate equal to the greater of (i) 7.5% per annum, and (ii) 2.75% plus the Treasury Rate. If, as of the end of each calendar quarter, the Property does not satisfy the Target DSC, Borrower shall immediately resume making monthly payments on the Loan in the amount of the Excess Cash Flow Payment until the first day of the month following the achievement of the Target DSC as tested at the end of a calendar quarter, at which time monthly payments shall re-commence as set forth in the first sentence of this Section 8(b).

9.             OPERATING RESERVE. The Operating Reserve shall be maintained in an account at Administrative Agent, which account shall be pledged as collateral for the Loan. Prior to the occurrence of a Default or Potential Default, Borrower shall be entitled to obtain disbursements from the Operating Reserve to pay operating expenses and capital expenses related to the Property and approved by Administrative Agent. In order to obtain each such disbursement, Borrower shall deliver to Administrative Agent five (5) business days written

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notice of the requested disbursement, which notice shall contain the amount requested, a detailed description of the use of such funds, a calculation in detail reasonably satisfactory to Administrative Agent that an operating deficit exists with respect to operations of the Property in an amount equal to the requested disbursement, and such invoices, purchase orders or other information related to the amount of the requested disbursement as Administrative Agent shall reasonably require. Borrower shall only be entitled to a disbursement from the Operating Reserve in an amount reasonably approved by Administrative Agent and not more than once each calendar month. After the occurrence of a Default, Administrative Agent shall be entitled to apply any and all amounts in the Operating Reserve against the Loan as determined in its sole and absolute discretion. On or prior to the date of this Agreement, Borrower shall execute and deliver to Administrative Agent a Security Agreement (Deposit Account) (herein so called) in form and substance satisfactory to Administrative Agent granting a security interest in favor of the Lenders in the account used to establish the Operating Reserve.

10.           GUARANTY.

(a)          Section 1 of the Behringer Guaranty is hereby amended and restated in its entirety to read as follows:

“Guaranty of Payment.  Guarantor hereby unconditionally and irrevocably guarantees to Administrative Agent and Lenders the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of all principal, interest (including interest accruing after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, whether or not allowed in such proceeding), taxes, fees, late charges, costs, expenses, indemnification indebtedness, and other sums of money now or hereafter due and owing, or which Borrower is obligated to pay, pursuant to (a) the terms of the Notes, the Loan Agreement, the Deed of Trust, any application, agreement, note or other document executed and delivered in connection with any Letter of Credit, any Swap Transaction or any other Loan Documents, including the making of required Borrower’s Deposits, and any indemnifications contained in the Loan Documents, now or hereafter existing, and (b) all renewals, extensions, refinancings, modifications, supplements or amendments of such indebtedness, or any of the Loan Documents, or any part thereof (the indebtedness described in clauses (a) and (b) above in this Section 1 is herein collectively called the “Indebtedness”). This Guaranty covers the Indebtedness, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Administrative Agent and Lenders in stages or installments. The guaranty of Guarantor as set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection.”

(b)         Section 19(c)(i) of the Behringer Guaranty is hereby amended and restated in its entirety to read as follows:

“(1)        Guarantor will maintain, as of each Test Date during the term of the Loan, Liquid Assets of at least $2,500,000.00.”

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11.           FINANCIAL STATEMENTS.  Notwithstanding anything in Exhibit B to the Loan Agreement and the Behringer Guaranty to the contrary, Borrower and Payment Guarantor shall be required to deliver to Administrative Agent the following Financial Statements on the dates designated (it being agreed that in the event of any conflict between the provisions of said Exhibit B and the provisions of this Section 11, the provisions of this Section 11 shall govern):

(a)          Within one hundred twenty (120) days after the close of each fiscal year of Payment Guarantor, annual, audited Financial Statements (including a schedule of contingent liabilities) of Payment Guarantor.

(b)         Within sixty (60) days after the close of each quarter of each fiscal year of Payment Guarantor, quarterly, unaudited Financial Statements (including a schedule of contingent liabilities) of Payment Guarantor, and an executed compliance certificate in form and substance of Exhibit A to the Behringer Guaranty (other than a modification to the amount of required Liquid Assets as modified by this Agreement).

(c)          Within ninety (90) days after the close of each fiscal year of Borrower, annual, unaudited Financial Statements (including a schedule of contingent liabilities) of Borrower.

(d)         On or before December 1, of each year, Borrower shall submit to Administrative Agent for Administrative Agent’s approval, an operating budget for the projected operation of the Property for the following calendar year.

(e)          Within twenty-five (25) days after the end of each calendar month, a STR Report, an Excess Cash Flow Certificate in form and substance of Exhibit B attached hereto, and a statement of all income and expenses in connection with the Property.

Except for the annual and quarterly Financial Statements and statement of income and expenses expressly referenced above, Borrower and Payment Guarantor shall otherwise be required to deliver the financial information and Compliance Certificates (other than explanation of financial covenants) in accordance with Exhibit B of the Loan Agreement and the terms of the Behringer Guaranty.

12.           CONDITIONS PRECEDENT.  As conditions precedent to the effectiveness of this Agreement, all of the following shall have been satisfied:

(a)          Borrower and Guarantor shall have executed and delivered to Administrative Agent this Agreement.

(b)         Borrower shall have executed and delivered to Administrative Agent the Security Agreement (Deposit Account).

(c)          Administrative Agent shall have received the Principal Payment.

(d)         Borrower shall have paid the commitment fee as set forth in Section 13 below, as well as any fees or expenses incurred by Administrative

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Agent in connection with this extension, including, but not limited to, Administrative Agent’s attorney fees.

(e)          Borrower shall cause to be delivered to Administrative Agent at Borrower’s expense an endorsement to the Title Insurance to show that policy coverage has not been modified or terminated solely by virtue of this Agreement.

(f)          Administrative Agent shall have received and approved an opinion of counsel for Borrower and Guarantor in form and substance satisfactory to Administrative Agent and all resolutions, certificates or other documents as Administrative Agent may request relating to the formation, existence and good standing of Borrower and Guarantor, corporate authority for the execution and validity of this Agreement, and all other documents, instruments and agreements and any other matters relevant hereto or thereto, all in form and substance satisfactory to Administrative Agent.

13.        COSTS, EXPENSES AND FEES.  Borrower shall pay upon the closing of this Agreement to Administrative Agent, for the benefit of Lenders, a nonrefundable commitment fee in an amount equal to $145,292.84 Borrower hereby agrees to pay all reasonable attorneys’ fees and other costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, execution and/or recordation of this Agreement.

14.        RELEASE OF CLAIMS.  In consideration of, among other things, the accommodations which Administrative Agent and the Lenders have agreed to extend for the benefit of Borrower and Guarantor pursuant to this Agreement, each of Borrower and Guarantor hereby forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that they now have or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against Administrative Agent, Lenders and their subsidiaries, affiliates, successors, assigns, officers, directors, employees, agents, attorneys and other representatives (collectively, the “Released Parties”), based in whole or in part on facts, whether or not known, existing on or prior to the date of this Agreement and relating to the Loan. The acceptance by Borrower and Guarantor of the accommodations and other consideration provided by Administrative Agent and the Lenders as set forth in this Agreement, shall constitute a ratification, adoption and confirmation by Borrower and Guarantor of the foregoing general release of all Claims against each Released Party which is based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such proceeds or other financial accommodations and relating to the Loan. The provisions of this Section 14 shall survive the termination of the Loan Documents.

15.        REPRESENTATIONS. Borrower and Guarantor each hereby severally represents and warrants to Administrative Agent and the Lenders that (a) to the best of such party’s knowledge, the execution and delivery of this Agreement does not contravene, result in a breach of or constitute a default under any deed of trust, loan agreement, indenture or other contract or agreement to which it is a party or by which it or any of its properties may be bound; (b) this Agreement constitutes the legal, valid and binding obligation of such party enforceable in

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accordance with its terms, subject to the limitations of equitable principles and bankruptcy, insolvency, debtor relief or other similar laws affecting generally the enforcement of creditors’ rights; (c) the execution and delivery of, and performance under this Agreement are within such party’s power and authority without the joinder or consent of any other party and has been duly authorized by all requisite action and are not in contravention of law or the provisions of any organizational documents governing such party or of any indenture, agreement or undertaking to which Borrower or Guarantor, as applicable, is a party or by which it is bound; (d) there exists no Default or Potential Default; and (e) as of the date of this Agreement, Borrower and its members are in existence and good standing under the laws of their states of formation. Borrower and Guarantor agree to indemnify and hold Administrative Agent and the Lenders harmless against any loss, claim, damage, liability or expense (including, without limitation, reasonable attorneys’ fees) incurred as a result of any representation or warranty made by Borrower or Guarantor herein proving to be untrue or inaccurate in any material respect.

16.        FLOOD INSURANCE. In addition to the insurance requirements currently in the Loan Documents, if at any time any portion of any structure on the real property described in the Deed of Trust is insurable against casualty by flood and is located in a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended, Borrower shall obtain and maintain at Borrower’s sole expense, a flood insurance policy on the structure and Borrower owned contents in form and amount acceptable to Administrative Agent but in no amount less than the amount sufficient to meet the requirements of applicable law as such requirements may from time to time be in effect.

17.        RATIFICATION. The parties to this Agreement agree that the terms and provisions of this Agreement shall modify and supersede all inconsistent terms and provisions of the Loan Agreement and the other Loan Documents and, except as expressly modified and superseded by this Agreement, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The liens, security interests, collateral assignments and financing statements in respect of the Loan are hereby ratified and confirmed as valid, subsisting and continuing to secure the Loan Documents. Nothing herein shall in any manner diminish, impair or extinguish the Note or any of the other duties, liabilities and obligations of Borrower under the Loan Documents. Borrower hereby ratifies and acknowledges that the Loan Documents are valid, subsisting and enforceable against Borrower and Borrower agrees and warrants to Administrative Agent and the Lenders that there are no offsets, claims or defenses with respect to any of the duties, liabilities and obligations of Borrower under the Loan Documents.

18.        CONSENT AND RATIFICATION. Guarantor hereby unconditionally and irrevocably acknowledges and agrees that the Guaranty and Guarantor’s obligations, covenants, agreements and duties thereunder remain in full force and effect in accordance with its terms, notwithstanding the modifications effected hereby. Guarantor hereby unconditionally and irrevocably ratifies, reaffirms and confirms the Guaranty and its obligations thereunder.

19.        RELEASE OF USURY CLAIMS. Borrower and Guarantor each hereby releases Administrative Agent and the Lenders and their successors and assigns, from all claims, demands, liabilities, rights of offsets, defenses and causes of action which Borrower and/or Guarantor may be entitled to assert (although no such claims are known to exist) against

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Administrative Agent and the Lenders in respect of the Loan, the Note and the other Loan Documents for any reason whatsoever, including without limitation, by reason of Administrative Agent and the Lenders’ contracting, charging or receiving for the use, forbearance or detention of money, interest on the Loan prior to the execution of this Agreement in excess of that permitted to be charged to Borrower or Guarantor under applicable law.

20.           PARTIAL RELEASE OF COMPLETION GUARANTY. By their execution of this Agreement, Administrative Agent and the Lenders acknowledge and agree that the Guaranteed Obligations (as defined in the Kingsdell Guaranty) have been fully paid, performed and discharged, and that the Kingsdell Guarantor has no liability under the Kingsdell Guaranty except to the extent provided in clauses (i), (ii) and (iii) of Section 17 of the Kingsdell Guaranty.

21.           CONSENT. Guarantor hereby consents to the amendments and modifications to the Loan Documents set forth in this Agreement.

22.           COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

23.           BINDING EFFECT. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their representatives, successors and assigns.

24.           HEADINGS. The Section headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

25.           APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in the State of Texas.

26.           PRIOR UNDERSTANDINGS. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, written or oral.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., a national banking association, as Administrative Agent

By:	/s/ Shane M. Beran
Name:	Shane M. Beran
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, successor by merger to National City Bank

By:	/s/ S. Farris Hughes
Name:	S. Farris Hughes
Title:	Vice President

FIRST BANK

By:	/s/ Jeff Bennett
Name:	Jeff Bennett
Title:	VP

BANK MIDWEST, N.A.

By:	/s/ Bill Arnold
Name:	Bill Arnold
Title:	SVP

M&I MARSHALL & ILSLEY BANK, a Wisconsin banking corporation, as successor in interest to Southwest Bank of St. Louis

By:	/s/ Shawn A. Vickers
Name:	Shawn A. Vickers
Title:	Assistant Vice President

CHASE PARK PLAZA/PRIVATE RESIDENCES SBI, L.L.C.,
a Delaware limited liability company

By:	/s/ Robert J. Jacobs
Name:	Robert J. Jacobs
Title:	Authorized Agent

PULASKI BANK

By:	/s/ James R. Howard
Name:	James R. Howard
Title:	Vice President

MIDWEST BANKCENTRE.

By:	/s/ Chris Rife
Name:	Chris Rife
Title:	Vice President

BORROWER:

CHASE PARK PLAZA HOTEL, LLC, a Delaware limited liability company

By:	Behringer Harvard Opportunity OP I, LP, a Texas limited partnership, a Member

	By:	BHO, Inc., a Delaware corporation, its General Partner

	By:	/s/ Gerald J. Reihsen
Gerald J. Reihsen, III Executive Vice President — Corporate Development & Legal

GUARANTOR:

BEHRINGER HARVARD OPPORTUNITY REIT I, INC., a Maryland corporation

By:	/s/ Gerald J. Reihsen
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President — Corporate Development & Legal and Secretary

KINGSDELL L.P., a Delaware limited partnership

By:	IFC, Inc., a Missouri corporation, its general partner

	By:	/s/ James L. Smith
	Name:	James L. Smith
	Title:	President

CONSENT AND AGREEMENT OF CONDOMINIUM BORROWER

The undersigned hereby consents to and agrees to make the payments required to be paid by the Condominium Borrower pursuant to the provisions of Section 8(a) of this Agreement.

THE PRIVATE RESIDENCES, LLC, a Delaware limited liability company

By:	Behringer Harvard Private Residences, Inc., a Delaware corporation, a Member

	By:	/s/ Gerald J. Reihsen
Gerald J. Reihsen, III
Executive Vice President—Corporate Development & Legal

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this 28th day of March, 2011, by Shane M. Beran, SVP of Bank of America, N.A., a national banking association.

/s/ Brenda Cooke
Printed Name of Notary	Brenda Cooke
My Commission Expires:	August 11, 2012

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this                     day of               , 2011, by                                          ,                                              of PNC Bank, National Association, successor by merger to National City Bank, a national banking association.

Printed Name of Notary
My Commission Expires:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this              day of            , 2011, by                                            ,                                          First Bank, a national banking association.

Printed Name of Notary
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this             day of                  , 2011, by                                       ,                                                     of Bank of America, N.A., a national banking association.

Printed Name of Notary
My Commission Expires:

STATE OF missouri	§
§
COUNTY OF ST. LOUIS	§

This instrument was acknowledged before me on this 25th day of March, 2011, by S. Farris Hughes, Vice President of PNC Bank, National Association, successor by merger to National City Bank, a national banking association.

/s/ Patricia Waiden
Printed Name of Notary	Patricia Waiden
My Commission Expires:	9-25-2011

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this                  day of                          , 2011, by                                       ,                                               of First Bank, a national banking association.

Printed Name of Notary
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this                   day of                         , 2011, by                                   ,                                          of America, N.A., a national banking association.

Printed Name of Notary
My Commission Expires:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this                     day of               , 2011, by                                          ,                                              of PNC Bank, National Association, successor by merger to National City Bank, a national banking association.

Printed Name of Notary
My Commission Expires:

STATE OF MISSOURI	§
§
COUNTY OF ST. LOUIS	§

This instrument was acknowledged before me on this 28th day of March, 2011, by Jeff Bennett, Vice President of First Bank, a national banking association.

/s/ Lisa M. Hughes
Printed Name of Notary
My Commission Expires:	April 6, 2013

LISA M. HUGHES

STATE OF MISSOURI	§
§
COUNTY OF JACKSON	§

This instrument was acknowledged before me on this 28th day of March, 2011, by Bill Arnold, Sr. Vice President of Bank Midwest, N.A., a national banking association.

/s/ Penny J Kelsey
Printed Name of Notary
My Commission Expires:	12-8-13

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this                 day of                      , 2011, by Shawn A. Vickers, Assistant Vice President of M&I Marshall & Ilsley Bank, a Wisconsin banking corporation, as successor in interest to Southwest Bank of St. Louis.

Printed Name of Notary
My Commission Expires:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this                 day of                          , 2011, by                                  ,                                                      of Chase Park Plaza/Private Residences SBI, L.L.C., a Delaware limited liability company.

Printed Name of Notary
My Commission Expires:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this                  day of                      , 2011, by                                            ,                                             of Bank Midwest, N.A., a national banking association.

Printed Name of Notary
My Commission Expires:

STATE OF MISSOURI	§
§
COUNTY OF ST. LOUIS	§

This instrument was acknowledged before me on this 29th day of March, 2011, by Shawn A. Vickers, Assistant Vice President of M&I Marshall & Ilsley Bank, a Wisconsin banking corporation, as successor in interest to Southwest Bank of St. Louis.

/s/ Judith M. Schweizer
Printed Name of Notary	Judith M. Schweizer
My Commission Expires:	10-7-2011

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this                 day of                          , 2011, by                                  ,                                                      of Chase Park Plaza/Private Residences SBI, L.L.C., a Delaware limited liability company.

Printed Name of Notary
My Commission Expires:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this                  day of                      , 2011, by                                            ,                                             of Bank Midwest, N.A., a national banking association.

Printed Name of Notary
My Commission Expires:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this                 day of                      , 2011, by Shawn A. Vickers, Assistant Vice President of M&I Marshall & Ilsley Bank, a Wisconsin banking corporation, as successor in interest to Southwest Bank of St. Louis.

Printed Name of Notary
My Commission Expires:

STATE OF COLORADO	§
§
COUNTY OF DENVER	§

This instrument was acknowledged before me on this 8 day of April, 2011, by Robert J. Jacobs, Authorized Agent of Chase Park Plaza/Private Residences SBI, L.L.C., a Delaware limited liability company.

/s/ Sharon English
Printed Name of Notary	Sharon English
My Commission Expires:	7/3/2014

STATE OF MISSOURI	§
§
COUNTY OF ST LOUIS	§

This instrument was acknowledged before me on this 28th day of March, 2011, by James R. Howard, Vice President of Pulaski Bank, a national banking association.

/s/ Julie A. Bruce
Printed Name of Notary	Julie A. Bruce
My Commission Expires:	April 28, 2014

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this                                     day of                 , 2011, by                  ,                         of Midwest Bank, N.A., a national banking association.

Printed Name of Notary
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the        day of         , 2011, by                                     ,                                                          of Chase Park Plaza Hotel, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Printed Name of Notary
My Commission Expires:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this           day of          , 2011, by                                                                  ,                                                                   of Pulaski Bank, a national banking association.

Printed Name of Notary
My Commission Expires:

STATE OF MISSOURI	§
§
COUNTY OF JEFFERSON	§

This instrument was acknowledged before me on this 29th day of March, 2011, by Chris Rite, Vice President of Midwest BankCentre.

/s/ Glenda Baybo
Printed Name of Notary	Glenda Baybo
My Commission Expires:	5-17-13

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the       day of          , 2011, by                      ,                               of Chase Park Plaza Hotel, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Printed Name of Notary
My Commission Expires:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this                   day of                 , 2011, by              ,                       of Pulaski Bank, a national banking association.

Printed Name of Notary
My Commission Expires:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this                day of          , 2011, by                 ,                          of Midwest Bank, N.A., a national banking association.

Printed Name of Notary
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the 28th day of March 2011, by Gerald J. Reihsen, III, Executive Vice President – Corporate Development & Legal of BHO, Inc., a Delaware corporation, the General Partner of Behringer Harvard Opportunity OP I, LP, a Texas limited partnership, a Member of Chase Park Plaza Hotel, LLC, a Delaware limited liability company, on behalf of said limited liability company

/s/ Catherine E. Mea
Printed Name of Notary
My Commission Expires:	7/26/2012

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this 28th day of March 2011, by Gerald J. Reihsen, III, Executive Vice President — Corporate Development & Legal and Secretary of Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation, on behalf of said corporation.

/s/ Catherine E. Mea
Printed Name of Notary
My Commission Expires:	7/26/2012

STATE OF	§
§
CITY OF	§

This instrument was acknowledged before me on this         day of          , 2011, by                         ,                        of IFC, Inc., a Missouri corporation, general partner of Kingsdell L.P., a Delaware limited partnership, on behalf of said limited partnership.

Printed Name of Notary
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this 28th day of March , 2011, by Gerald J. Reihsen, III, Executive Vice President — Corporate Development & Legal of Behringer Harvard Private Residences, Inc., a Delaware corporation, a Member of The Private Residences, LLC, a Delaware limited liability company, on behalf of said limited liability company.

/s/ Catherine E. Mea
Printed Name of Notary
My Commission Expires:	7/26/2012

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this                             day of                               , 2011, by Gerald J. Reihsen, III, Executive Vice President - Corporate Development & Legal and Secretary of Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation, on behalf of said corporation.

Printed Name of Notary
My Commission Expires:

STATE OF MISSOURI	§
§
CITY OF ST. LOUIS	§

This instrument was acknowledged before me on this 23 day of March 2011, by James L. Smith, President of IFC, Inc., a Missouri corporation, general partner of Kingsdell L.P., a Delaware limited partnership, on behalf of said limited partnership.

/s/ Kristin M. Gounis
Printed Name of Notary	Kristin M. Gounis
My Commission Expires:	August 3, 2011

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this                         day of                         , 2011, by                 ,                   of The Private Residences, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Printed Name of Notary
My Commission Expires:

EXHIBIT A

Land situated in the City of St. Louis, and State of Missouri, to wit:

Parcel 1 (Fee Simple):

Units 1, 2, 3, 3A, 4, 5, 6, 7, 9 and 16 of Park Plaza Master Condominium, a Condominium in City Block 3882, according to the plat thereof recorded in Book 12082006 page 0379, including an un-divided interest in the common elements thereto belonging, all according to and more particularly described in the Amended and Restated Master Declaration of Condominium Park Plaza Master Condominium dated November 14, 2007 and recorded November 16, 2007 in Book 11162007 page 0326 of the St. Louis City Records.

Parcel 2 (Easement):

Sub-surface easement more particularly described as follows: A portion of the public street rights-of-way known as Kingshighway Boulevard, 100 feet wide, and Maryland Plaza, 80 feet wide, adjacent to Block 3882 of the City of St. Louis, Missouri, lying between horizontal planes at elevation 72.35 and 82.20 above 0.00 on the St. Louis City Datum and bounded by vertical planes described as follows: Commencing at the intersection of the Northern line of Lindell Boulevard, 100 feet wide, with the Eastern line of Kingshighway Boulevard, 100 feet wide; thence along said Eastern line of Kingshighway Boulevard, North 6 degrees 21 minutes 40 seconds West, 233.89 feet to the point of beginning of the herein described tract of land; thence leaving said Eastern street line, and running South 85 degrees 17 minutes 58 seconds West, 17.01 feet to a point; thence along a line parallel with the Eastern line of Kingshighway Boulevard, North 6 degrees 21 minutes 40 seconds West, 202.48 feet to a point; thence North 36 degrees 10 minutes 13 seconds East, 34.20 feet to a point; thence along a line parallel with the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 107.00 feet to a point; thence North 86 degrees 28 minutes 40 seconds East, 25.15 feet to a point; thence along a line parallel with the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 61.50 feet to a point; thence South 6 degrees 21 minutes 40 seconds East, 14.12 feet to a point on the Southern line of Maryland Plaza at the Northeast corner of property conveyed to Singleton by Deed recorded in Book 4189 page 404 of the St. Louis City records; thence along the Southern line of Maryland Plaza, North 88 degrees 57 minutes 40 seconds West, 200.00 feet to its intersection with the Eastern line of Kingshighway Boulevard, as aforementioned; thence along said Eastern street line, South 6 degrees 21 minutes 40 seconds East, 216.87 feet to the point of beginning.

Parcel 3 (Fee Simple):

A tract of land in Block 3882 of the City of St. Louis, Missouri, beginning at the intersection of the Northern line of Lindell Boulevard, 100 feet wide, with the Eastern line of Kingshighway,

100 feet wide; thence along said Eastern line of Kingshighway Boulevard, North 6 degrees 21 minutes 40 seconds West, 247.83 feet to a point; thence leaving said street line and running the following; North 85 degrees 17 minutes 58 seconds East, 137.39 feet; South 4 degrees 42 minutes 25 seconds East, 8.16 feet and South 89 degrees 33 minutes 08 seconds East, 61.67 feet to a point; thence North 6 degrees 21 minutes 40 seconds West 1.98 feet to a point; thence South 89 degrees 00 minutes 00 seconds East 46.97 feet to a point; thence North 1 degree 02 minutes 20 seconds East 98.99 feet to a point; thence leaving said point and running along a line parallel with and 94.00 feet perpendicular distant South of the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East 252.68 feet to a point, said point being distant North 88 degrees 57 minutes 40 seconds West, 68.24 feet from the Western line of York Avenue, as measured along the last mentioned line and located on the direct Northward prolongation of the Eastern wall of a concrete parking garage; thence leaving said point and running along said prolongation, along the Eastern wall of said parking garage and along its direct Southward prolongation South 1 degree 06 minutes 00 seconds West, 139.23 feet to a point on the Northern line of property conveyed to “220 Television, Inc.”, by deed recorded in Book 154M page 1091 of the St. Louis City Records, said point being distant North 88 degrees 57 minutes 40 seconds West, 88.41 feet from the Western line of York Avenue, as measured along said Northern line; thence leaving the aforementioned point and running along the Northern line of “220 Television, Inc.”, North 88 degrees 57 minutes 40 seconds West, 18.06 feet to the Northwest corner thereof; thence along the Western line of said property, South 1 degree 02 minutes 20 seconds West, 25.63 feet to a point on the Northern wall of a one story, brick and concrete building; thence leaving said Western property line and running along said Northern wall line South 88 degrees 52 minutes 34 seconds East, 6.97 feet to the Northeast corner of said one story building and located on the Western wall of a two story brick and concrete block building; thence along the wall line of said one story building and said two story building, South I degree 06 minutes 59 seconds West, 24.32 feet to a point; thence leaving the Eastern wall of said one story building and running along the wall of said two story building the following: South 88 degrees 53 minutes 01 seconds East, 9.04 feet; South 0 degrees 55 minutes 46 seconds West, 50.77 feet; North 88 degrees 53 minutes 07 seconds West, 1.20 feet; South 0 degrees 55 minutes 46 seconds West, 1.36 feet and South 88 degrees 53 minutes 07 seconds East, 1.20 feet to a point; thence leaving said wall line and running South 1 degree 02 minutes 17 seconds West, 111.36 feet to a point on the Northern line of Lindell Boulevard, as aforementioned, said point being distant South 89 degrees 00 minutes 00 seconds East, 5.92 feet from the Southwest corner of property conveyed to “220 Television Inc.”, as measured along the Northern line of Lindell Boulevard; thence leaving said point and running along the Northern line of said Lindell Boulevard North 89 degrees 00 minutes 00 seconds West, 464.53 feet to the point of beginning.

Parcel 4 (Fee Simple):

A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows: Commencing at the intersection of the Eastern line of Kingshighway Boulevard, 100 feet wide, with the Southern line of Maryland Plaza, 80 feet wide; thence along said Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 200.00 feet to a point, said point being the Northeast corner of property conveyed to Singleton by deed recorded in Book 4189 page 404 of the St. Louis City records; thence leaving said street line and running along a line parallel with the Eastern line of Kingshighway Boulevard and being the Eastern line of said Singleton property South 6 degrees 21 minutes 40 seconds East, 94.79 feet to a point of beginning of the herein described tract of land; thence leaving said point and running along a line parallel with and 94.00 feet perpendicular distance South of the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 59.83 feet to a point; thence leaving said point and running South 1 degrees 02 minutes 20 seconds West, 98.99 feet to a point; thence leaving said point and running along a line parallel with the Northern line of Lindell Boulevard, 100 feet wide, North 89 degrees 00 minutes 00 seconds West, 46.97 feet to a point on the Eastern line of Singleton as aforementioned; thence along said Eastern line of North 6 degrees 21 minutes 40 seconds West, 99.85 feet to the point of beginning.

Parcel 5 (Easement):

Easement for the benefit of Parcels No. 1, 3, and 4 herein described for the purpose of vehicular and pedestrian access, ingress and egress, according to Easement Agreement and Parking Space Lease dated July 31, 1998, by and between W.S. Stallings Corporation, and Kingsdell L.P., recorded October 22, 1998 in Book 1444M page 1253 over the area described therein as follows:

A tract of land in Block 3882 of the City of St. Louis, Missouri, and described as follows: Beginning at a point in the South line of Maryland Avenue distant 200 feet 0 inches East of the intersection of said South line with the East line of Kingshighway Boulevard; thence Southwardly parallel with Kingshighway Boulevard and along the East line of property conveyed to Marvin E. Singleton by deed recorded in Book 4189 page 404, 94 feet 9-1/2 inches to a point distant 94 feet 0 inches South of the South line of Maryland Avenue; thence Eastwardly parallel with Maryland Avenue and along the North line of property conveyed to Harvey Imbolden by deed recorded in Book 6227 page 294, 62 feet 0-3/8 inches to a point; thence Northwardly perpendicular with Maryland Avenue, 39 feet 0 inches to a point; thence Westwardly parallel with Maryland Avenue, 25 feet 6 inches to a point; thence Northwardly perpendicular with Maryland Avenue, 55 feet 0 inches to a point in the South line of Maryland Avenue, 48 feet 9 inches to the point of beginning.

Parcel 6 (Easement):

Easements for the benefits of Parcels No. 1, 3 and 4 herein described, for the purpose of construction, use, maintenance, repair and reconstruction of driveways and ingress and egress created by instrument designated “Driveway Easement Agreement”, dated May 18, 1981 and recorded in Book 271M page 64 on May 21, 1981 over the following described property:

Easement “A”:

A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows: Beginning at a point on the Western line of York Avenue, 40 feet wide, at the Northeast corner of property conveyed to “220 Television Inc.”, by deed recorded in Book 154M page 1091 of the St. Louis City records, said point being distant North 7 degrees 08 minutes 40 seconds West, 215.57 feet from the Northern line of Lindell Boulevard, 100 feet wide, as measured along the Western line of York Avenue; thence leaving said Western street line and running along the Northern line of “220 Television Inc.”, North 88 degrees 57 minutes 40 seconds West, 88.41 feet to a point, said point being on the direct Southward prolongation of the Eastern wall of a Concrete Parking Garage; thence leaving said point and running along said prolongation, North 1 degree 06 minutes 00 seconds East, 20.00 feet to a point; thence leaving said point and running South 88 degrees 57 minutes 40 seconds East, 85.51 feet to a point on the Western line of York Avenue, as aforementioned; thence along said Western street line South 7 degrees 08 minutes 40 seconds East, 20.21 feet to the point of beginning.

Easement “B”:

A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows: Commencing at a point on the Western line of York Avenue, 40 feet wide, at the Southeast corner of property conveyed to H & M Koplar by deed recorded in Book 207M page 206 of the St. Louis City Records, said point being distant South 7 degrees 08 minutes 40 seconds East, 94.97 feet from the Southern line of Maryland Plaza, 80 feet wide, as measured along the Western line of York Avenue; thence along said Western street line South 7 degrees 08 minutes 40 seconds East, 19.00 feet to the point of beginning of the herein described tract of land; thence continuing along said street line South 7 degrees 08 minutes 40 seconds East, 34.00 feet to a point; thence leaving said Western street line and running North 75 degrees 38 minutes 39 seconds West, 8.51 feet and North 84 degrees 43 minutes 40 seconds West 67.74 feet to a point on the Eastern wall of a concrete parking garage; thence along said Eastern wall North 1 degree 06 minutes 00 seconds East, 20.50 feet to a point; thence leaving said point and running North 89 degrees 06 minutes 58 seconds East, 59.61 feet and North 70 degrees 50 minutes 17 seconds East, 12.14 feet to the point of beginning.

Parcel 7 (Easement):

Easement for the benefit of Parcels No. 1, 3 and 4 herein described, for the purpose of construction use, storage, maintenance, demolition, repair and reconstruction of a basement, including access thereto, created by instrument designated “Basement Easement Agreement”, dated May 18, 1981 and recorded in Book 271M page 84 on May 21, 1981 over the following described property;

A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows: Commencing at a point on the Northern line of Lindell Boulevard, 100 feet wide, at the Southwest corner of property conveyed to “220 Television Inc.”, by deed recorded in Book 154M page 1091 of the St. Louis City records; thence along the Northern line of Lindell Boulevard South 89 degrees 00 minutes 00 seconds East, 5.92 feet to a point; thence leaving said street line and running North 1 degrees 02 minutes 17 seconds East, 24.71 feet to the point of beginning of the herein described tract of land; thence continuing along the last mentioned line, North 1 degrees 02 minutes 17 seconds East, 86.65 feet to its intersection with the Southern wall of a two story brick and concrete block building; thence along the wall of said building the following bearing and distances: North 88 degrees 53 minutes 07 seconds West, 1.20 feet; North 0 degrees 55 minutes 46 seconds East, 1.36 feet; South 88 degrees 53 minutes 07 seconds East, 1.20 feet; North 0 degrees 55 minutes 46 seconds East, 50.77 feet and North 88 degrees 53 minutes 01 seconds West, 9.04 feet to its intersection with the Eastern wall of a one story brick and concrete block building; thence along the wall line of said one story and said two story buildings North 1 degree 06 minutes 59 seconds East, 24.32 feet to the Northeast corner of said one story building; thence leaving said point and running the following bearings and distances; South 88 degrees 52 minutes 34 seconds East, 8.51 feet; South 1 degree 06 minutes 59 seconds West, 12.67 feet; South 88 degrees 53 minutes 01 seconds East, 8.93 feet and South 1 degree 12 minutes 50 seconds West, 57.77 feet to the Northwest corner of an eight story brick building; thence along the Western wall of said building and the following bearings and distances: South 1 degree 23 minutes 44 seconds East, 78.19 feet; South 88 degrees 36 minutes 16 seconds West, 0.27 feet and South 1 degree 23 minutes 44 seconds East, 14.46 feet to the Southwest corner thereof; thence leaving said point and running North 89 degrees 17 minutes 57 seconds West, 11.81 feet to the point of beginning.

Parcel 8 (Easement):

Easements for ingress, egress, and placement of mechanical systems and storage units created by the Amended and Restated Reciprocal Easement Agreement executed by and between Chase Park Plaza Hotel, LLC and The Private Residences, LLC dated as of November 14, 2007 and recorded in Book 11162007 page 0327.

EXHIBIT B

Excess Cash Flow Certificate

Certificate Date:

A.	Revenues
1.	Rooms	$
2.	Food & Beverage	$
3.	Telecommunications	$
4.	Garage and Parking	$
5.	Minor Operating Departments	$
6.	Fitness Center	$
7.	Leasing	$
8.	Other	$
9.	Total Revenues (Total of Lines A.1 through A.8)	$

B.	Expenses
1.	Cost of Sales	$
2.	Payroll and Related	$
3.	Administration	$
4.	Marketing	$
5.	Repairs and Maintenance	$
6.	Utilities	$
7.	Management Fee	$
8.	Insurance	$
9.	Real Estate Taxes	$
10.	Other	$
11.	Total Expenses (Total of Lines B.1 through B.10)	$

C.	Excess Cash Flow Calculation
1.	Total Revenues (Line A.9)	$
2.	Total Expenses (Line B.11)	$
3.	Total Excess Cash Flow (Deduct Line C.2 from C.1)	$

D.	Operating and Capital Expenditure Reserve Calculation
1.	Reserve Maximum		$500,000.00
2.	Amount Currently in Reserve Account	$
3.	Amount to be Added to Reserve Account	$

E.	Principal Payment Calculation
1.	Total Net Cash Flow (Line C.3)	$
2.	Amount to Reserve Account (Line D.3)	$
3.	Principal Payment (Line E.1 less Line E.2)	$

The amount shown in Line D.3 will be applied to the Operating Reserve and the amount in line E.3 will be applied to the Loan as a principal payment in accordance with Section 7 of the Fourth Loan Modification and Extension and Agreement dated March 15, 2011.

The undersigned officer of Borrower represents the foregoing information is accurate as of the above certificate date and that the above computation of the Excess Cash Flow complies with Section 7 of the Fourth Loan Modification and Extension Agreement and related documents between the undersigned and Bank of America, N.A., as Administrative Agent, dated March 15, 2011, including any amendments thereto.

Chase Park Plaza Hotel, LLC; a Delaware limited liability company

By:

Name:

Title: